Exhibit 99.1

HOMEFED CORPORATION

AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

I.	PURPOSES

HomeFed Corporation (the “Company”) desires to afford its directors and certain of its officers, key employees and certain officers and key employees of any subsidiary corporation, parent corporation or affiliated corporation of the Company now existing or hereafter formed or acquired who are responsible for the continued growth of the Company (collectively “Eligible Persons”) an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

The 1999 Stock Incentive Plan became effective on October 25, 1999, and was subsequently amended on July 14, 2003 and July 14, 2004 (the “1999 Plan”). This Amended and Restated 1999 Stock Incentive Plan (the “Amended and Restated Plan”) is, subject to Article XXX, effective on July 14, 2009 (the “Amendment Effective Date”). Under the Amended and Restated Plan the number of shares of Company Common Stock, par value $.01 per share (the “Shares”) available for issuance is 500,000 shares, of which 469,900 shares remain available for issuance on the Amendment Effective Date. The Options, Rights and Restricted Stock offered pursuant to the Amended and Restated Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of such persons. The Company will receive no monetary consideration for the grant of any Options and/or Rights or the issuance of any Restricted Stock.

The Company, by means of the Amended and Restated Plan, seeks to retain the services of persons now holding directorships and key positions and to secure and retain the services of persons capable of filling such positions. In addition, with respect to Restricted Stock granted during 2000 only, the Company rewarded Eligible Persons for their past service to the Company during the period from the Company’s Chapter 11 bankruptcy reorganization to the date of grant.

The Options granted under the Amended and Restated Plan are intended to be either incentive stock options (“Incentive Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not meet the requirements for Incentive Options (“Non-Qualified Options”), but the Company makes no warranty as to the qualification of any Option as an Incentive Option.

II.	AMOUNT OF STOCK SUBJECT TO THE AMENDED AND RESTATED PLAN

The total number of Shares that may be purchased pursuant to the exercise of Options granted under the Amended and Restated Plan, acquired pursuant to the exercise of Rights granted under the Amended and Restated Plan or issued as Restricted Stock under the

Amended and Restated Plan shall not exceed, in the aggregate, five hundred thousand (500,000) Shares, such number to be subject to adjustment in accordance with Article XVIII. As of the Amendment Effective Date, 469,900 shares remain available for issuance under the plan. Shares that are the subject of Rights and/or related Options shall be counted only once in determining whether the maximum number of Shares that may be purchased or awarded under the Amended and Restated Plan has been exceeded.

Shares which may be acquired under the Amended and Restated Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company’s treasury, or both, at the discretion of the Company. If and to the extent that Options and/or Rights granted under the Amended and Restated Plan expire or terminate without having been exercised or shares of Restricted Stock awarded under the Amended and Restated Plan are forfeited, the Shares covered by such expired or terminated Options or Rights or such forfeited shares of Restricted Stock may again be subject to an Option, Right or share of Restricted Stock under the Amended and Restated Plan.

Except as provided in Articles IV, X through XIII, XXVI, and XXX hereof, the Committee (as defined in Article III) may, from time to time beginning on the Amendment Effective Date, grant to certain officers and key employees and directors of the Company, or certain officers, key employees of any subsidiary corporation, parent corporation or affiliated corporation of the Company now existing or hereafter formed or acquired, Incentive Options, Non-Qualified Options, Rights and/or shares of Restricted Stock under the terms hereinafter set forth.

Provisions of the Amended and Restated Plan that pertain to Options, Rights or Restricted Stock granted to an Eligible Person shall apply to Options, Rights, Restricted Stock or any combination thereof.

As used in the Amended and Restated Plan, the term “parent corporation” and “subsidiary corporation” shall mean a corporation coming within the definition of such terms contained in Sections 424(e) and 424(f) of the Code, respectively. As used in this Plan, the term “affiliated corporation” shall mean any entity providing managerial, administrative, consulting or advisory services to the Company, or any parent corporation or subsidiary corporation of such affiliated corporation.

III.	ADMINISTRATION

The Amended and Restated Plan will be administered by the Board of Directors of the Company or by a committee (the “Committee”) appointed by the Board of Directors of the Company from among its members that is comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If the Board of Directors of the Company administers the Amended and Restated Plan rather than a committee of the Board of Directors, then all references to “Committee” in the Amended and Restated Plan shall be deemed to mean a reference to the Board of Directors of the Company.

The Committee is authorized, subject to the provisions of the Amended and Restated Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Amended and Restated Plan and to make such determinations and interpretations and to take such action in connection with the Amended and Restated Plan and any benefits granted hereunder as it deems necessary or advisable. Subject to the express provisions of the Amended and Restated Plan, including, without limitation, Articles X through XIII hereof, the Committee also shall have authority to construe the Amended and Restated Plan and the Options, Rights or Restricted Stock granted thereunder, to amend the Options, Rights or Restricted Stock granted hereunder, to prescribe, amend and rescind rules and regulations relating to the Amended and Restated Plan, to determine the terms and provisions of the Options, Rights and Restricted Stock (none of which need be identical) and to make all other determinations necessary or advisable for administering the Amended and Restated Plan.

The Committee also shall have the authority to require, in its discretion, as a condition of the granting of any such Option or Right, that the employee agree (a) not to sell or otherwise dispose of Shares acquired pursuant to the exercise of such Option or Right for a period of six (6) months following the date of the acquisition of such Option or Right and (b) that in the event of termination of employment of such employee, other than as a result of dismissal without cause, such employee will not, for a period to be fixed at the time of the grant of the Option or Right, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any subsidiary corporation or parent corporation of the Company, or enter into any employment in which such employee will be called upon to utilize special knowledge obtained through employment with the Company or any subsidiary corporation or parent corporation thereof.

All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Amended and Restated Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Amended and Restated Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Amended and Restated Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Amended and Restated Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Amended and Restated Plan, as determined by the Committee.

IV.	ELIGIBILITY

Incentive Options may be granted only to salaried key employees of the Company or any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, except as hereinafter provided. Non-Qualified Options, Rights may be granted to officers or key employees of the Company or any subsidiary corporation, parent corporation or affiliated corporation, provided, however, that only those employees of an affiliated corporation who provide or have provided service to the Company and who are responsible for the continued growth of the Company are eligible to receive grants of Options or Rights under the Amended and Restated Plan. Non-Qualified Options may be granted to directors of the Company (including former officers or key employees), solely in their capacity as directors (“Director Participants”), but only pursuant to and in accordance with the provisions of Articles X through XIII hereof. Restricted Stock may be awarded to persons now serving as directors of the Company or employed as officers or key employees of the Company or any subsidiary corporation, parent corporation or affiliated corporation, provided, however, that only those employees of an affiliated corporation who provide or have provided service to the Company and who are responsible for the continued growth of the Company are eligible to receive grants of Restricted Stock under the Amended and Restated Plan.

The Amended and Restated Plan does not create a right in any person to participate in the Amended and Restated Plan, nor does it create a right in any person to have any Options, Rights or Restricted Stock granted to him or her.

The aggregate number of Shares with respect to which Options, Rights or shares of Restricted Stock may be granted under the Amended and Restated Plan to any grantee in any one taxable year is 30,000.

Notwithstanding any other provision of this Amended and Restated Plan, if the grant of an Option or Right would cause any person (whether the grantee or any other person) to become a “5 percent stockholder” of the Company within the meaning of Section 382 of the Code and the regulations promulgated thereunder as a result of the grant of the Option or Right to the grantee, such grant shall only be effective to acquire the number of Shares (or, in the case of a Right, Shares and/or cash) of the Company as could be acquired without causing such person to become a “5 percent stockholder,” and if the exercise of an Option or Right would cause any person (whether the grantee or any other person) to become a “5 percent stockholder” of the Company as a result of the exercise of such Option or Right, such exercise shall be effective only for the number of Shares (or, in the case of a Right, Shares and/or cash) that such grantee can acquire without causing such person to become a “5 percent stockholder” and the issuance of any Shares (or, in the case of a Right, any Shares and/or cash) in excess of such amount shall be null and void. Furthermore, notwithstanding any other provision of this Plan, if the grant of (i) Restricted Stock, (ii) the lapse or termination of the Restricted Period and/or (iii) the filing by a grantee of an election under Section 83(b) of the Code with respect to such Restricted Stock (hereinafter (ii) and (iii) are referred to collectively as “vesting”) would cause any person (whether the grantee or any other person) to become a “5 percent stockholder” of the Company within the meaning of Section 382 of the Code and the regulations promulgated thereunder as a result of such grant and/or vesting of the Restricted Stock, such grant of

Restricted Stock shall only be effective as to the number of shares of the Company as could be acquired without causing such person to become a “5 percent stockholder.” Upon the (i) grant or exercise of an Option or Right or (ii) upon the grant or vesting of Restricted Stock, the Committee may, at the Committee’s discretion, request that the grantee submit any appropriate certifications or affidavits to satisfy the Committee that such grant, exercise, and/or vesting will not cause any person to become a “5 percent stockholder” of the Company as a result of such grant, exercise, and/or vesting.

V.	OPTION PRICE AND PAYMENT

The price for each Share purchasable under any Option granted hereunder shall be such amount as the Committee may determine; provided, however, that the exercise price of an Incentive Option shall not be less than one hundred percent (100%) of the Fair Market Value (as defined below) of the Shares on the date the Option is granted; provided, further, that in the case of an Incentive Option granted to a person who, at the time such Option is granted, owns shares of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company, the purchase price for each Share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Share at the date the Option is granted. In determining the stock ownership of an employee for any purpose under the Amended and Restated Plan, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true.

Except as set forth in Article XVIII, for purposes of this Amended and Restated Plan and any Options, Rights and/or Restricted Stock awarded hereunder, Fair Market Value shall be the closing price of the Shares on the date of calculation (or on the last preceding trading date if Shares were not traded on such date) if the Shares are readily tradable on a national securities exchange or other market system, and if the Shares are not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Shares of the Company.

Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an Option may, if the terms of such Option so provide and to the extent permitted by applicable law, exercise an Option (a) in whole or in part, by delivering to the Company Shares (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a Fair Market Value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such Shares, the Fair Market Value of the Shares so delivered to be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations, or (b) in part, by delivering to the Company an executed promissory note on such terms and conditions as the Committee shall determine, at the time of grant, in its sole discretion; provided, however, that (i) the principal amount of such note shall not exceed ninety percent (90%) (or such lesser percentage as would be permitted by applicable margin regulations) of the aggregate purchase price of the Shares then being purchased pursuant to the exercise of such Option and (ii) payment for Shares with a promissory note is permissible under applicable law. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Amended and Restated Plan.

VI.	TERMS OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

Any Option granted hereunder shall be exercisable at such times, in such amounts and during such period or periods as the Committee shall determine at the date of the grant of such Option; provided, however, that an Incentive Option shall not be exercisable after the expiration of ten (10) years from the date such Option is granted; provided, further, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns stock of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company, such Incentive Option shall not be exercisable after the expiration of five (5) years from the date such Incentive Option is granted.

Each Option shall be subject to such additional terms and conditions as may from time to time be prescribed by the Committee (which terms and conditions may be subsequently waived by the Committee), subject to the limitations contained in the Amended and Restated Plan. The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.

To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

Except to the extent otherwise provided under the Code, to the extent that the aggregate Fair Market Value of stock for which Incentive Options (under all stock option plans of the Company and of any parent corporation or subsidiary corporation of the Company) are exercisable for the first time by an employee during any calendar year exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Non-Qualified Options. For purposes of this limitation, (a) the Fair Market Value of stock is determined as of the time the Option is granted and (b) the limitation will be applied by taking into account Options in the order in which they were granted.

In no event shall an Option granted hereunder be exercised for a fraction of a Share.

A person entitled to receive Shares upon the exercise of an Option shall not have the rights of a stockholder with respect to such Shares until the date of issuance of a stock certificate in accordance with applicable law to him for such Shares; provided, however, that until such stock certificate is issued, any holder of an Option using previously acquired Shares in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired Shares.

VII.	STOCK APPRECIATION RIGHTS

At the discretion of the Committee, a Right may be granted (a) alone, (b) simultaneously with the grant of an Option (either Incentive or Non-Qualified) and in conjunction therewith or in the alternative thereto or (c) subsequent to the grant of a Non-Qualified Option and in conjunction therewith or in the alternative thereto.

The exercise price of a Right granted alone shall be determined by the Committee but shall not be less than one hundred percent (100) of the Fair Market Value of one Share on the date of grant of such Right. A Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Right, by its terms, shall be exercisable only when the Fair Market Value of the Shares subject to the Right and related Option exceeds the exercise price thereof.

Upon exercise of a Right granted simultaneously with or subsequent to an Option and in the alternative thereto, the number of Shares for which the related Option shall be exercisable shall be reduced by the number of Shares for which the Right shall have been exercised. The number of Shares for which a Right shall be exercisable shall be reduced upon any exercise of a related Option by the number of Shares for which such Option shall have been exercised.

Any Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee.

A Right shall entitle the holder upon exercise thereof to receive from the Company, upon a written request filed with the Secretary of the Company at its principal offices (the “Request”), a number of Shares (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of Shares and cash, as specified in the Request (but subject to the approval of the Committee, in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of (a) the excess of the Fair Market Value, on the day of such Request, of one Share over the exercise price per Share specified in such Right or its related Option, multiplied by (b) the number of Shares for which such Right shall be exercised; provided, however, that the Committee, in its discretion, may impose a maximum limitation on the amount of cash, the Fair Market Value of Shares, or a combination thereof, which may be received by a holder upon exercise of a Right.

Any election by a holder of a Right to receive cash in full or partial settlement of such Right, and any exercise of such Right for cash, may be made only by a Request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date. Within thirty (30) days after the receipt by the Company of a Request to receive cash in full or partial settlement of a Right or to exercise such Right for cash, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request.

If the Committee disapproves in whole or in part any election by a holder to receive cash in full or partial settlement of a Right or to exercise such Right for cash, such disapproval shall not affect such holder’s right to exercise such Right at a later date, to the extent that such Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Committee. Additionally, such disapproval shall not affect such holder’s right to exercise any related Option or Options granted to such holder under the Amended and Restated Plan.

A holder of a Right shall not be entitled to request or receive cash in full or partial payment of such Right during the first six (6) months of its term; provided, however, that such prohibition shall not apply if the holder of such Right is not subject to the reporting requirements of Section 16(a) of the Exchange Act.

For all purposes of this Article VII, the fair market value of Shares shall be determined in accordance with the principles set forth in Article V hereof.

VIII.	TERMINATION OF EMPLOYMENT

Upon termination of employment of any employee with the Company and all subsidiary corporations and parent corporations of the Company, any Option or Right previously granted to the employee, unless otherwise specified by the Committee in the Option or Right, shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

(a) if the employee shall die while in the employ of such corporation or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) below and at a time when such employee was entitled to exercise an Option or Right as herein provided, the legal representative of such employee, or such person who acquired such Option or Right by bequest or inheritance or by reason of the death of the employee, may, not later than one (1) year from the date of death, exercise such Option or Right, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option or Right; and

(b) if the employment of any employee to whom such Option or Right shall have been granted shall terminate by reason of the employee’s retirement (at such age or upon such conditions as shall be specified by the Committee), disability (as described in Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such employee is entitled to exercise such Option or Right as herein provided, such employee shall have the right to exercise such Option or Right so granted in respect of any or all of such number of Shares as specified by the Committee in such Option or Right, at any time up to and including (i) three (3) months after the date of such termination of employment in the case of termination by reason of retirement or dismissal other than for cause, and (ii) one (1) year after the date of termination of employment in the case of termination by reason of disability.

In no event, however, shall any person be entitled to exercise any Option or Right after the expiration of the period of exercisability of such Option or Right, as specified therein.

If an employee voluntarily terminates his or her employment, or is discharged for cause, any Option or Right granted hereunder shall, unless otherwise specified by the Committee, forthwith terminate with respect to any unexercised portion thereof.

If an Option or Right granted hereunder shall be exercised by the legal representative of a deceased grantee or by a person who acquired an Option or Right granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option or Right.

For the purposes of the Amended and Restated Plan, the term “for cause” shall mean (a) with respect to an employee who is a party to a written employment agreement with, or, alternatively, participates in a compensation or benefit plan of the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary corporation or parent corporation of the Company, “for cause” or “cause” as defined therein; or (b) in all other cases, as determined by the Committee or the Board of Directors, in its sole discretion, (i) the willful commission by an employee of an act that causes or may cause substantial damage to the Company or a subsidiary corporation or parent corporation of the Company; (ii) the commission by an employee of an act of fraud in the performance of such employee’s duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (iii) conviction of the employee for commission of a felony in connection with the performance of his duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company, or (iv) the continuing failure of an employee to perform the duties of such employee to the Company or a subsidiary corporation or parent corporation of the Company after written notice thereof and a reasonable opportunity to be heard and cure such failure are given to the employee by the Committee.

For the purposes of the Amended and Restated Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an “employee” of such corporation for purposes of Section 422(a) of the Code. If an individual is on leave of absence taken with the consent of the corporation by which such individual was employed, or is on active military service, and is determined to be an “employee” for purposes of the exercise of an Option or Right, such individual shall not be entitled to exercise such Option or Right during such period and while the employment is treated as continuing intact unless (a) such individual shall have obtained the prior written consent of such corporation, which consent shall be signed by the chairman of the board of directors, the president, a senior vice-president or other duly authorized officer of such corporation or (b) such exercise is otherwise authorized by the Committee.

A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company, (ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company, or (iii) the transfer of an employee from employment by the Company or any subsidiary corporation or parent corporation of the Company to employment by any affiliated corporation, provided that such employee continues to provide services to the Company.

In the event of the complete liquidation or dissolution of a subsidiary corporation, or if ownership of 50% or more of such corporation ceases to be held by the Company or another subsidiary corporation, any unexercised Options or Rights theretofore granted to any person employed by such subsidiary corporation will be deemed cancelled unless such person is employed by the Company or by any parent corporation or another subsidiary corporation after the occurrence of such event. If an Option or Right is to be cancelled pursuant to the provisions of the previous sentence, notice of such cancellation will be given to each employee holding unexercised Options, and, subject to Article IV, such holder will have the right to exercise such Options or Rights in full (without regard to any limitation set forth or imposed pursuant to Article VI) during the thirty (30) day period following notice of such cancellation.

IX.	EXERCISE OF OPTIONS

Options granted under the Amended and Restated Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and accompanied by payment of the purchase price. Subject to the terms of Articles XX through XXIII hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

X.	STOCK OPTION GRANTS TO DIRECTOR PARTICIPANTS

Subject to the terms and conditions of Articles X through XIII hereof, commencing with the Annual Meeting of Stockholders of the Company held in 2000, each Director Participant shall automatically be granted a grant of Non-Qualified Option to purchase 1,000 Shares on the date on which the annual meeting of the Company’s stockholders (including any adjournments thereof) is held in each year. The purchase price of the Shares covered by the Non-Qualified Options granted pursuant to this Article X shall be the Fair Market Value of such Shares on the date of grant.

XI.	DIRECTOR PARTICIPANT’S EXERCISE OF OPTIONS

A Non-Qualified Option granted to any Director Participant of the Company shall not be exercisable for the twelve-month period immediately following the grant of such Non-Qualified Option. Thereafter, the Non-Qualified Option shall be exercisable for the period ending five years from the date of grant of such Non-Qualified Option, except to the extent such exercise is further limited or restricted pursuant to the provisions hereof.

If, in any year of the Non-Qualified Option, such Non-Qualified Option shall not be exercised for the total number of Shares available for purchase during that year, the Non-Qualified Option shall not thereby terminate as to such unexercised portion, but shall be cumulative. As used herein, the term “year of the Non-Qualified Option” shall mean a one (1) year period commencing with the date of, or the anniversary of the date of, the granting of such Non-Qualified Option.

XII.	DIRECTOR PARTICIPANT’S TERMINATION

If a Director Participant’s service as a director of the Company is terminated, any Non-Qualified Option previously granted to such Director Participant shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

(a) if a Director Participant holding an outstanding Non-Qualified Option dies, such Non-Qualified Option shall, to the extent not theretofore exercised, remain exercisable for one (1) year after such Director Participant’s death, by such Director Participant’s legatee, distributee, guardian or legal or personal representative; and

(b) if the service of a Director Participant to whom such Non-Qualified Option shall have been granted shall terminate by reason of (i) such Director Participant’s disability (as described in Section 22(e)(3) of the Code), (ii) voluntary retirement from service as a director of the Company, or (iii) failure of the Company to retain or nominate for re-election such Director Participant who is otherwise eligible, unless due to any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect subsidiary of the Company, while such Director Participant is entitled to exercise such Non-Qualified Option as herein provided, such Director Participant shall have the right to exercise such Non-Qualified Option so granted in respect of any or all of such number of Shares subject to such Non-Qualified Option at any time up to and including (X) three (3) years after the date of such termination of service in the case of termination by reason of voluntary retirement or failure of the Company to retain or nominate for re-election such Director Participant who is otherwise eligible, unless due to any act of (1) fraud or intentional misrepresentation, or (2) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect subsidiary of the Company, and (Y) three (3) years after the date of termination of service in the case of termination by reason of disability; and

(c) if the Director Participant shall die during either of the three (3) year periods, whichever is applicable, specified in clause (b) above and at a time when such Director Participant was entitled to exercise a Non-Qualified Option as herein provided, the legal representative of such Director Participant, or such person who acquired such Non-Qualified Option by bequest or inheritance or by reason of the death of the Director Participant may, not later than one (1) year from the date of death, exercise such Non-Qualified Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares subject to such Non-Qualified Option.

In no event, however, shall a Director Participant be entitled to exercise any Option after the expiration of the period of exercisability of such Option, as specified therein.

XIII.	DIRECTOR PARTICIPANT’S ELIGIBILITY FOR OTIIER GRANTS

Any Director Participant eligible to receive an Option pursuant to Article X hereof shall also be eligible to receive any other grant or award under any other Article of this Plan.

XIV.	TERMINATION OF SERVICE TO TIIE COMPANY OF AN AFFILIATED PARTICIPANT

If an Affiliated Participant’s service to the Company is terminated, any Non-Qualified Option and/or Right previously granted to such Affiliated Participant, unless otherwise specified by the Committee, shall to the extent not theretofore exercised, terminate and become null and void; provided, however that:

(a) if the Affiliated Participant shall die while in the service of the Company, any parent corporation, subsidiary corporation or affiliated corporation or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) below and at a time when such Affiliated Participant was entitled to exercise an Option or Right as herein provided, the legal representative of such Affiliated Participant, or such person who acquired such Option or Right by bequest or inheritance or by reason of the death of the Affiliated Participant, may, not later than one (1) year from the date of death, exercise such Option or Right, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option or Right; and

(b) if the service of any Affiliated Participant to whom such Option or Right shall have been granted shall terminate by reason of the Affiliated Participant’s retirement (at such age or upon such conditions as shall be specified by his or her Committee), disability (as described in Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such Affiliated Participant is entitled to exercise such Option or Right as herein provided, such Affiliated Participant shall have the right to exercise such Option or Right so granted in respect of any or all of such number of Shares as specified by the Committee in such Option or Right, at any time up to and including (i) three (3) months after the date of such termination of employment in the case of termination by reason of retirement or dismissal other than for cause, and (ii) one (1) year after the date of termination of employment in the case of termination by reason of disability.

In no event, however, shall any person be entitled to exercise any Option or Right after the expiration of the period of exercisability of such Option or Right, as specified therein.

If an Affiliated Participant voluntarily terminates his or her service to the Company and all parent corporations, subsidiary corporations and affiliated corporations or such service is terminated for cause, any Option or Right granted hereunder shall, unless otherwise specified by the Committee, forthwith terminate with respect to any unexercised portion thereof.

If an Option or Right granted hereunder shall be exercised by the legal representative of a deceased grantee or by a person who acquired an Option or Right granted hereunder by bequest or inheritance or by reason of the death of any Affiliated Participant or former Affiliated Participant, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option or Right.

For the purposes of the Amended and Restated Plan, the term “for cause” shall mean (a) with respect to an employee who is a party to a written employment agreement with, or, alternatively, participates in a compensation or benefit plan of an affiliated corporation of the Company, which agreement or plan contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of employment thereunder by such an affiliated corporation of the Company, “for cause” or “cause” as defined therein; or (b) in all other cases, as determined by the Committee or the Board of Directors, in its sole discretion, (i) the willful commission by an Affiliated Participant of an act that causes or may cause substantial damage to the Company or a subsidiary corporation, parent corporation or affiliated corporation of the Company; (ii) the commission by an Affiliated Participant of an act of fraud in the performance of such Affiliated Participant’s duties on behalf of the Company or a subsidiary corporation, parent corporation or affiliated corporation of the Company; (iii) conviction of the Affiliated Participant for commission of a felony in connection with the performance of his duties on behalf of the Company or a subsidiary corporation, parent corporation or affiliated corporation of the Company, or (iv) the continuing failure of an Affiliated Participant to perform the duties of such Affiliated Participant to the Company or a subsidiary corporation, parent corporation or affiliated corporation of the Company after written notice thereof and a reasonable opportunity to be heard and cure such failure are given to the Affiliated Participant by the Committee.

For purposes of the Amended and Restated Plan, an “Affiliated Participant” is a grantee who is neither an “employee” of the Company or any subsidiary corporation or parent corporation of the Company for purposes of the Amended and Restated Plan nor a director of the Company.

A termination of services shall not be deemed to have occurred by reason of the transfer of an Affiliated Person from employment by an affiliated company to employment by the Company or any subsidiary or parent corporation of the Company.

XV.	RESTRICTED STOCK

Subject to the express provisions of the Amended and Restated Plan, the Committee shall determine to whom Restricted Stock shall be granted, the number of Shares subject to each grant of Restricted Stock and the date of any grant of Restricted Stock.

Shares of Restricted Stock shall be forfeited and revert to the Company upon the grantee’s termination of service to the Company determined in accordance with the provisions of Articles VIII, XII, and XIV of the Amended and Restated Plan for any reason other than death or permanent disability, according to the following schedule:

Termination Prior To	Percentage Forfeited
First anniversary of award date	100%
Second anniversary of award date	50%
Third anniversary of award date	25%

Shares of Restricted Stock shall not be forfeited as a result of the grantee’s death or his or her termination of service to the Company by reason of permanent disability, as determined by the Committee. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. The Committee shall have the authority to waive forfeiture for any other reason in its discretion.

The period during which any Restricted Stock is subject to forfeiture is the “Restricted Period” with respect to such shares of Restricted Stock. During the Restricted Period, the grantee shall not be permitted to sell, transfer, pledge or assign the shares of Restricted Stock. Stock certificates for Restricted Stock shall be issued upon grant of the Restricted Stock and registered in the name of the grantee, but shall be appropriately legended and returned to the Company by the grantee, together with a stock power, endorsed in blank by the grantee. The grantee shall be entitled to vote shares of Restricted Stock and shall be entitled to all dividends paid thereon, except that dividends paid in the Company’s stock shall also be subject to the same restrictions.

Restricted Stock shall become free of the foregoing restrictions upon the expiration of the Restricted Period (or otherwise in accordance with the terms of the Amended and Restated Plan) and the Company shall deliver new certificates with the restrictive legend deleted evidencing such stock.

Restricted Stock will also be subject to such other restrictions as the Committee shall determine at the time of the grant.

XVI.	USE OF PROCEEDS

The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

XVII.	NON-TRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

Neither an Option nor a Right granted hereunder shall be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option or Right granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder. Except to the extent provided above, Options and Rights may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Notwithstanding the foregoing, at the discretion of the Committee, an award of an Option (other than an Incentive Option) and/or a Right may permit the transferability of such Option and/or Right by a participant solely to the participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Option and/or Right.

XVIII.	ADJUSTMENT PROVISIONS; EFFECT OF CERTAIN TRANSACTIONS

(a) If there shall be any change in the Shares of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution to stockholders of the Company (other than normal cash dividends), in order to prevent dilution or enlargement of participants’ rights under the Amended and Restated Plan, the Committee shall adjust, in an equitable manner, the number and kind of shares that may be issued under the Amended and Restated Plan, the number and kind of shares subject to outstanding Options and Rights, the consideration to be received upon exercise of Options or in respect of Rights, the exercise price applicable to outstanding Options and Rights, and/or the fair market value of the Shares and other value determinations applicable to outstanding Options and Rights. Appropriate adjustments may also be made by the Committee in the terms of any Options and Rights under the Amended and Restated Plan to reflect such changes or distributions and to modify any other terms of outstanding Options and Rights on an equitable basis. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Options and Rights in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

(b) Subject to the provisions of Article IV, but notwithstanding any other provision of this Plan, if there is an Extraordinary Event with respect to the Company, all then outstanding Options and Rights that have not vested or become exercisable at the time of such Extraordinary Event shall immediately vest and become exercisable and all restrictions on outstanding Restricted Stock shall immediately terminate. For purposes of this Article XVIII(b), an “Extraordinary Event” with respect to the Company shall be deemed to have occurred upon any of the following events:

(i) A change in control of the direction and administration of the Company’s business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A (or any successor rule or regulation) of Regulation 14A promulgated under the Exchange Act whether or not the Company is then subject to such reporting requirement; or

(ii) The Company’s Board of Directors shall approve a sale of all or substantially all of the assets of the Company, a partial liquidation of the Company under Section 302(b)(4) of the Code or other extraordinary corporate contraction or distribution or other extraordinary transaction that is determined by the Board of Directors to be appropriate and in the best interests of the Company and which by its terms precludes the existence of Company securities convertible into Shares; or

(iii) The Company’s Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Article XVIII(b)(i) or (ii) above.

Notwithstanding the foregoing, (A) any spin-off of a division or subsidiary of the Company to its stockholders and (B) any event listed in (i) through (iii) above that the Board of Directors determines not to be an Extraordinary Event with respect to the Company, shall not constitute an Extraordinary Event with respect to the Company.

The Committee, in its discretion, may determine that, upon the occurrence of an Extraordinary Event with respect to the Company, each Option and Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and, subject to the provisions of Article IV, such holder shall receive with respect to each Share that is subject to an Option or a Right (assuming no exercise) an amount equal to the excess of the “fair market value” of such Share over the exercise price per share of such Option or Right (as the case may be); such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction, if any) or in a combination thereof, as the Committee, in its discretion, shall determine. For purposes of this provision, the “fair market value” of the Shares shall be determined by the Board of Directors in good faith and shall be not less than the Fair Market Value determined in accordance with Article V as of the date of the occurrence of the Extraordinary Event. The provisions contained in the preceding sentence shall be inapplicable to an Option or Right granted within six (6) months before the occurrence of an Extraordinary Event if the holder of such Option or Right is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

XIX.	RIGHT TO TERMINATE EMPLOYMENT

The Amended and Restated Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation or affiliated corporation thereof to continue the employment or directorship of any holder of an Option, Right or Restricted Stock and it shall not impose any obligation on the part of any holder of an Option, Right or Restricted Stock to remain in the employ of the Company or of any subsidiary corporation or parent corporation or affiliated corporation thereof. Termination of service of a Director Participant shall be governed by the provisions of Article XII hereof and termination of service of an Affiliated Participant shall be governed by the provisions of Article XIV hereof.

XX.	PURCHASE FOR INVESTMENT

Except as hereinafter provided, the Committee may require the holder of any Option, Right or Restricted Stock granted hereunder, as a condition of exercise of such Option or Right or grant of Restricted Stock, to execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which such holder represents and warrants that such holder is acquiring the shares of Restricted Stock or purchasing or acquiring the Shares pursuant to any Option or Right for such holder’s own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent resale or distribution of any Shares acquired under the Amended and Restated Plan shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement has become effective and is current with regard to the Shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to (x) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (y) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

Nothing herein shall be construed as requiring the Company to register Shares subject to any Option, Right or Restricted Stock under the Securities Act. In addition, if at any time the Committee shall determine that the listing or qualification of the Shares subject to such Option, Right or Restricted Stock on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an Option or Right, or the issuance of Shares thereunder, such Option or Right may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

XXI.	ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

Upon any exercise of an Option or Right which may be granted hereunder and, in the case of an Option, payment of the purchase price, a certificate or certificates for the Shares shall be issued by the Company in the name of the person exercising the Option or Right and shall be delivered to or upon the order of such person. Any shares of Restricted Stock shall be issued in the name of the grantee and shall bear a legend indicating that it is subject to the restrictions contained in the Amended and Restated Plan, in addition to any other legends or instructions that the Committee shall deem appropriate.

The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to the Amended and Restated Plan and may issue such “stop transfer” instructions to its transfer agent in respect of such Shares as the Committee, in its discretion, determines to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Amended and Restated Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or (c) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 42l(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Amended and Restated Plan.

The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares to the grantee, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the Registration Statement.

All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

XXII.	WITHHOLDING TAXES

All benefits granted pursuant to this Stock Incentive Plan shall be net of any amounts required to be withheld pursuant to any government withholding requirements. The Company may require a holder of a Right or Nonqualified Option granted hereunder who exercises the Right, or a holder of an Incentive Option who disposes of Shares acquired pursuant to the exercise of the Incentive Option in a disqualifying disposition (within the meaning of Section 42l(b) of the Code), to reimburse the Company (or its parent or subsidiary) for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such Shares. The Company may require an individual receiving a grant of Restricted Stock to reimburse the Company (or its parent or subsidiary) for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the grant or vesting of such Restricted Stock. In lieu of any of the above, the Company (or its parent or subsidiary) shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation upon such terms and conditions as the Committee shall prescribe. The Company may, in its discretion, hold the stock certificate to which such individual is entitled upon the exercise of an Option or the grant or vesting of Restricted Stock as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company (or its parent or subsidiary) becomes subject to a withholding obligation under applicable law with respect to the exercise of a Right or Non-Qualified Option or the grant or vesting of Restricted Stock (the “Tax Date”), except as set forth below, a holder of a Right, Non-Qualified Option or of Restricted Stock may elect to satisfy, in whole or in part, the holder’s related personal tax liabilities (an “Election”) by (a) directing the Company (or its parent or subsidiary), in the case of a Right or Nonqualified Option, to withhold from Shares issuable in the related exercise either a specified number of Shares or Shares having a specified value (in each case not in excess of the related personal tax liabilities), (b) tendering, in the case of a Right, Nonqualified Option or Restricted Stock,

Shares previously issued pursuant to the exercise of an Option or Right or other Shares owned by the holder or (c) combining, in the case of a Right or Nonqualified Option, any or all of the foregoing options in any fashion. Once made, an Election shall be irrevocable. The withheld Shares and other Shares tendered in payment should be valued at their Fair Market Value on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular Shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate. In addition, the Company shall be authorized to effect any such withholding upon exercise of a Non-Qualified Option or Right by retention of Shares issuable upon such exercise having a Fair Market Value at the date of exercise which is equal to the amount to be withheld; provided, however, that the Company shall not be authorized to effect such withholding without the prior written consent of the employee if such withholding would subject such employee to liability under Section 16(b) of the Exchange Act. The Committee may prescribe such rules as it determines with respect to employees subject to the reporting requirements of Section 16(a) of the Exchange Act to effect such tax withholding in compliance with the Rules established by the Securities and Exchange Commission (the “Commission”) under Section 16 of the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act.

XXIII.	LISTING OF SHARES AND RELATED MATTERS

The Board of Directors may delay any issuance or delivery of Shares if it determines that listing, registration or qualification of Shares covered by the Amended and Restated Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Amended and Restated Plan, until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

XXIV.	FOREIGN LAWS

The Committee may grant Options, Rights and Restricted Stock to individual participants who are subject to the tax laws of nations other than the United States, which Options, Rights and Restricted Stock may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Options, Rights and Restricted Stock by the appropriate foreign governmental entity; provided, however, that no such Options, Rights or Restricted Stock may be granted pursuant to this Article XXIV and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

XXV.    AMENDMENT OF THE AMENDED AND RESTATED PLAN

The Board of Directors may, from time to time, amend the Amended and Restated Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will increase the total number of Shares reserved for Options, Rights and Restricted Stock under the Amended and Restated Plan or the maximum number of Shares with respect to which Options, Rights and/or Restricted Stock may be granted under the Amended and Restated Plan to any one employee in any one taxable year (other than an increase resulting from an adjustment provided for in Article XVIII hereof) or to alter the class of eligible participants in the Amended and Restated Plan. The Committee shall be authorized to amend the Amended and Restated Plan and the Options granted hereunder to permit the Incentive Options granted hereunder to continue to qualify as incentive stock options within the meaning of Section 422 of the Code and the Treasury regulations promulgated thereunder. Except to the extent and in the circumstances expressly permitted under Article XVIII, the rights and obligations under any Option, Right or Restricted Stock granted before amendment of the Amended and Restated Plan or any unexercised portion of such Option, Right or Restricted Stock shall not be adversely affected by amendment of the Amended and Restated Plan or the Option, Right or terms of Restricted Stock without the consent of the holder of such Option, Right or Restricted Stock.

XXVI.    DURATION; TERMINATION OR SUSPENSION OF THE AMENDED AND RESTATED PLAN

The Amended and Restated Plan shall continue indefinitely until terminated by the Board of Directors or terminated pursuant to Article XXX. The Board of Directors may at any time suspend or terminate the Amended and Restated Plan. Options, Rights and Restricted Stock may not be granted while the Amended and Restated Plan is suspended or after it is terminated. Rights and obligations under any Option, Right or Restricted Stock granted while the Amended and Restated Plan is in effect shall not be altered or impaired by suspension or termination of the Amended and Restated Plan, except upon the consent of the person to whom the Option, Right or Restricted Stock was granted. The power of the Committee to construe and administer any Options, Rights or Restricted Stock granted prior to the termination or suspension of the Amended and Restated Plan under Article III nevertheless shall continue after such termination or during such suspension.

XXVII.    SAVINGS PROVISION

With respect to persons subject to Section 16 of the Exchange Act, transactions under the Amended and Restated Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Amended and Restated Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

XXVIII.    GOVERNING LAW

The Amended and Restated Plan, such Options, Rights and Restricted Stock as may be granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

XXIX.    PARTIAL INVALIDITY

The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

XXX.    AMENDMENT EFFECTIVE DATE

If this Amended and Restated Plan is not approved by a vote of stockholders of the Company at the 2009 Annual Meeting of Stockholders, this Amended and Restated Plan shall be null and void and of no effect and the Plan as amended through July 14, 2004 shall remain in effect.

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